UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2012

NBC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 South 19th Street

Lincoln, NE 68501-0529

(Address of principal executive offices)

(402) 421-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2012, in connection with the emergence from bankruptcy of Nebraska Book Company, Inc. and certain of its affiliates in accordance with its plan of reorganization (the “Plan”), Neebo, Inc., a Delaware corporation formed pursuant to the Plan (the “Company”), issued $100.0 million aggregate principal amount of its 15.0% Senior Secured Notes due 2016 (the “Notes”) under an indenture, dated as of June 29, 2012 (the “Indenture”), between the Company, the guarantors party thereto (collectively, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Trustee”).

The Notes will mature on June 30, 2016. At maturity, the Company is obligated to pay the outstanding principal amount of the Notes plus 5.0% of such amount. The Company will pay interest on the Notes on March 31 and September 30 of each year, commencing on September 30, 2012. Interest on the Notes will accrue at a rate of 15.0% per annum.

The terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries to: make restricted payments; restrict dividends or other payments of subsidiaries; incur additional debt; sell its assets; engage in transactions with affiliates; create liens on assets; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. The indenture also provides for a financial maintenance covenant based on the Company’s consolidated net leverage ratio.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Notes are secured by all of the assets of the Company and Guarantors as set forth in that certain pledge and security agreement, dated as of June 29, 2012, between the Company, the Guarantors and the Collateral Trustee.

The above description of certain terms and conditions of the Indenture and the form of Notes are qualified in their entirety by reference to the full text of the Indenture and form of Notes, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of June 29, 2012, among Neebo, Inc., the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Trustee

4.2	Form of 15.0% Senior Secured Note due 2016 (incorporated by reference to Exhibit 4.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC ACQUISITION CORP.

Date: July 2, 2012	/s/ Alexi A. Wellman
Alexi A. Wellman
Vice President, Treasurer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of June 29, 2012, among Neebo, Inc., the guarantors party thereto and Wilmington Trust, National Association, as Trustee and Collateral Trustee

4.2	Form of 15.0% Senior Secured Note due 2016 (incorporated by reference to Exhibit 4.1 filed herewith).